UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2022

NewAge, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38014	27-2432263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7158 S. FLSmidth Dr., Suite 250, Midvale, UT

(address of principal executive offices)

84047

(zip code)

801-813-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2022 (the “Effective Date”), NewAge, Inc. (“NewAge”) entered into a Revolving Line of Credit Agreement (the “LOC Agreement”) with East West Bank (“EWB). Under the LOC Agreement, EWB made available to the Company a revolving line of credit up to a maximum of $12.0 million. In general, amounts borrowed under the LOC Agreement are secured by a lien on all of the Company’s assets, including its intellectual property, as well as a pledge of 100% of its equity interests in all material subsidiaries of NewAge, including Ariix, LLC and Morinda Holdings, Inc. The obligations under the LOC Agreement are guaranteed by all subsidiaries with greater than 5% of total assets, total revenue or total EBIT of NewAge. Under the LOC Agreement, NewAge shall cause its subsidiaries to maintain at least $13,200,000 on deposit at East West Bank (China) Ltd., with additional deposits required should the balance drop below $12,600,000 to ensure compliance with the minimum deposit threshold. Borrowings under the LOC Agreement are intended to finance short-term working capital needs. The LOC Agreement will mature on March 11, 2024 and is subject to standard financial and reporting covenants. Upon the Effective Date, the Company was required to pay a commitment fee equal to $150,000. Amounts borrowed under the LOC Agreement bear interest, payable monthly. Such interest shall accrue based upon a Prime Rate plus 1.75%.

A copy of the LOC Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the LOC Agreement is qualified in its entirety by the LOC Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

As part of the entry into the LOC Agreement, NewAge repaid in full on March 11, 2022 all outstanding indebtedness and terminated all commitments and obligations under its 8.00% Original Issue Discount Senior Secured Note, dated as of November 30, 2020 (the “Senior Notes”). NewAge’s payment in full of the Senior Notes was $10.6 million. In addition, NewAge was required to pay a prepayment penalty in the amount of 1% of the outstanding principal balance, which totaled $106,000. In connection with the repayment of outstanding indebtedness by NewAge, it was automatically and permanently released from all security interests, mortgages, liens and encumbrances under the Senior Notes. The material terms of the Senior Notes are described in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 1, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Revolving Line of Credit between East West Bank and NewAge, Inc. dated March 9, 2022

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SIGNATURES

Pursuant to the Requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NewAge, Inc.

Date: March 14, 2022	By:	/s/ Kevin Manion
Kevin Manion
Chief Financial Officer

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